Exhibit 99.1

Copart, Inc.

For Immediate Release

Copart Reports Second Quarter Fiscal 2026 Financial Results

Dallas, Texas February 19, 2026 — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended January 31, 2026.

For the three months ended January 31, 2026, revenue, gross profit, and net income attributable to Copart, Inc. were $1.1 billion, $492.8 million, and $350.7 million, respectively. These represent a decrease in revenue of $(41.6) million, or (3.6)%; a decrease in gross profit of $(32.7) million, or (6.2)%; and a decrease in net income attributable to Copart, Inc. of $(36.7) million, or (9.5)%, respectively, from the same period last year. Fully diluted earnings per share for three months ended January 31, 2026 was $0.36 compared to $0.40 last year, a decrease of (10.0)%.

For the six months ended January 31, 2026, revenue, gross profit, and net income attributable to Copart, Inc. were $2.3 billion, $1 billion, and $754.4 million, respectively. These represent a decrease in revenue of $(33.4) million, or (1.4)%; a decrease in gross profit of $(7.8) million, or (0.8)%; and an increase in net income attributable to Copart, Inc. of $5.0 million, or 0.7%, respectively, from the same period last year. Fully diluted earnings per share for six months ended January 31, 2026 was $0.77 compared to $0.77 last year.

On Thursday, February 19, 2026, at 5:30 p.m. Eastern Time (4:30 p.m. Central Time), Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelations. A replay of the call will be available through May 2026 by visiting www.copart.com/investorrelations.

About Copart

Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platforms connect vehicle consignors to approximately 1 million members in over 185 countries. Copart offers a comprehensive suite of vehicle remarketing services to insurance companies, financial institutions, dealers, rental car companies, charities, fleet operators, and individuals, and offers vehicles via auction to dealers, dismantlers, rebuilders, exporters, and the general public. With operations at over 250 locations in 11 countries, Copart sold more than 4 million units in the last year. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/register.

Copart, Inc.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Copart Investor Relations
investor.relations@copart.com

Copart, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,			Six Months Ended January 31,

	2026	2025	% Change	2026	2025	% Change
Service revenues and vehicle sales:
Service revenues	$952,051	$991,281	(4.0)%	$1,943,896	$1,977,617	(1.7)%
Vehicle sales	169,623	172,035	(1.4)%	332,808	332,528	0.1%
Total service revenues and vehicle sales	1,121,674	1,163,316	(3.6)%	2,276,704	2,310,145	(1.4)%
Operating expenses:
Facility operations	427,521	439,274	(2.7)%	854,685	886,519	(3.6)%
Cost of vehicle sales	150,432	147,707	1.8%	291,975	285,885	2.1%
Facility depreciation and amortization	48,527	48,963	(0.9)%	95,917	96,440	(0.5)%
Facility stock-based compensation	2,382	1,819	31.0%	4,317	3,643	18.5%
Gross profit	492,812	525,553	(6.2)%	1,029,810	1,037,658	(0.8)%
General and administrative	89,393	86,608	3.2%	181,661	177,605	2.3%
General and administrative depreciation and amortization	6,860	5,236	31.0%	13,512	11,386	18.7%
General and administrative stock-based compensation	7,849	7,498	4.7%	15,233	16,089	(5.3)%
Total operating expenses	732,964	737,105	(0.6)%	1,457,300	1,477,567	(1.4)%
Operating income	388,710	426,211	(8.8)%	819,404	832,578	(1.6)%
Other income:
Interest income, net	49,987	40,747	22.7%	103,492	86,294	19.9%
Other income (expense), net	2,352	(3,907)	(160.2)%	5,276	(4,503)	(217.2)%
Total other income	52,339	36,840	42.1%	108,768	81,791	33.0%
Income before income taxes	441,049	463,051	(4.8)%	928,172	914,369	1.5%
Income tax expense	91,082	76,510	19.0%	175,995	166,652	5.6%
Net income	349,967	386,541	(9.5)%	752,177	747,717	0.6%
Less: Net loss attributable to noncontrolling interest	(765)	(859)	(10.9)%	(2,269)	(1,769)	28.3%
Net income attributable to Copart, Inc.	$350,732	$387,400	(9.5)%	$754,446	$749,486	0.7%

Basic net income per common share	$0.36	$0.40	(10.0)%	$0.78	$0.78	—%
Weighted average common shares outstanding	967,212	964,746	0.3%	967,431	963,961	0.4%

Diluted net income per common share	$0.36	$0.40	(10.0)%	$0.77	$0.77	—%
Diluted weighted average common shares outstanding	975,089	977,910	(0.3)%	976,095	977,208	(0.1)%

Copart, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	January 31, 2026	July 31, 2025
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$5,101,821	$2,780,531
Investment in held to maturity securities	-	2,008,539
Accounts receivable, net of allowance for credit losses of $14,916 and $12,945, respectively	861,630	762,811
Vehicle pooling costs	129,763	116,145
Inventories	41,870	39,661
Income taxes receivable	817	580
Prepaid expenses and other assets	40,279	46,361
Total current assets	6,176,180	5,754,628
Property and equipment, net	3,693,890	3,598,093
Operating lease right-of-use assets	91,454	99,708
Intangibles, net	57,292	62,832
Goodwill	523,473	517,779
Other assets	52,673	57,862
Total assets	10,594,962	10,090,902

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$549,171	$591,831
Deferred revenue	31,383	30,440
Income taxes payable	16,627	41,141
Current portion of operating and finance lease liabilities	16,692	19,869
Total current liabilities	613,873	683,281
Deferred income taxes	87,625	80,625
Income taxes payable	6,786	35,635
Operating and finance lease liabilities, net of current portion	79,444	83,870
Total liabilities	787,728	883,411
Commitments and contingencies
Redeemable non-controlling interest	18,189	20,458
Stockholders’ equity:
Preferred stock	-	-
Common stock	96	97
Additional paid-in capital	1,242,164	1,214,150
Accumulated other comprehensive loss	(87,291)	(120,283)
Retained earnings	8,634,076	8,093,069
Total stockholders’ equity	9,789,045	9,187,033
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	10,594,962	10,090,902

Copart, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended January 31,
(In thousands)	2026	2025
Cash flows from operating activities:
Net income	$752,177	$747,717
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	109,713	109,122
Allowance for credit losses	2,103	1,056
Equity in (earnings) losses of unconsolidated affiliates	(368)	(61)
Stock-based compensation	19,550	19,732
Gain on sale of property and equipment	(214)	(194)
Deferred income taxes	6,002	47
Changes in operating assets and liabilities:
Accounts receivable	(124,815)	(133,024)
Vehicle pooling costs	(13,086)	(10,675)
Inventories	(1,583)	(16,175)
Prepaid expenses, other current and non-current assets	4,862	4,976
Operating lease right-of-use assets and lease liabilities	533	614
Accounts payable and accrued liabilities	(38,672)	44,765
Deferred revenue	700	(1,066)
Income taxes receivable	(227)	(48,239)
Income taxes payable	(53,922)	(58,194)
Net cash provided by operating activities	662,753	660,401
Cash flows from investing activities:
Purchases of property and equipment	(177,660)	(353,399)
Assets and liabilities acquired in connection with acquisition	(4,694)	(1,213)
Proceeds from sale of property and equipment	9,712	662
Purchases of held to maturity securities	-	(458,542)
Proceeds from held to maturity securities	2,035,000	1,940,000
Investment in unconsolidated affiliate	(3,737)	-
Net cash provided by investing activities	1,858,621	1,127,508
Cash flows from financing activities:
Proceeds from the exercise of stock options	9,078	32,833
Proceeds from the issuance of Employee Stock Purchase Plan shares	7,460	7,404
Repurchases of common stock	(218,184)	-
Payments for employee stock-based tax withholdings	(2,190)	(2,484)
Debt issuance costs	(1,534)	-
Payments of finance lease obligations	(6)	(40)
Net cash (used) provided by financing activities	(205,376)	37,713
Effect of foreign currency translation	5,291	(824)
Net increase in cash, cash equivalents, and restricted cash	2,321,289	1,824,798
Cash, cash equivalents, and restricted cash at beginning of period	2,780,531	1,514,111
Cash, cash equivalents, and restricted cash at end of period	$5,101,820	$3,338,909
Supplemental disclosure of cash flow information:
Interest paid	$1,405	$1,371
Income taxes paid, net of refunds	$227,470	$277,051
Purchase of property and equipment through settlement of deposit	$2,411	$57,453

Copart, Inc.

Segments Information

(In thousands)

(Unaudited)

	Three Months Ended January 31, 2026			Three Months Ended January 31, 2025
	United States	International	Total	United States	International	Total
Service revenues	$819,467	$132,584	$952,051	$868,130	$123,151	$991,281
Vehicle sales	102,153	67,470	169,623	106,715	65,320	172,035
Total service revenues and vehicle sales	921,620	200,054	1,121,674	974,845	188,471	1,163,316
Facility operations	395,351	83,080	478,431	418,824	71,232	490,056
Cost of vehicle sales	96,375	54,057	150,432	92,807	54,900	147,707
General and administrative	88,422	15,679	104,101	87,321	12,021	99,342
Operating income	$341,472	$47,238	$388,710	$375,893	$50,318	$426,211

	Six Months Ended January 31, 2026			Six Months Ended January 31, 2025
	United States	International	Total	United States	International	Total
Service revenues	$1,675,001	$268,895	$1,943,896	$1,728,120	$249,497	$1,977,617
Vehicle sales	199,233	133,575	332,808	194,265	138,263	332,528
Total service revenues and vehicle sales	1,874,234	402,470	2,276,704	1,922,385	387,760	2,310,145
Facility operations	793,834	161,084	954,918	842,441	144,161	986,602
Cost of vehicle sales	186,334	105,641	291,975	169,093	116,792	285,885
General and administrative	177,621	32,785	210,406	179,898	25,182	205,080
Operating income	$716,445	$102,960	$819,405	$730,953	$101,625	$832,578